Exhibit 99.1
NEWS RELEASE

CONTACT:
Al Galgano
952-567-0295
Al.Galgano@spok.com

Spok Reports 2020 Fourth Quarter and Full Year Operating Results

Improved Software Revenue Levels, Continued Strong Wireless Trends, and Expense Management Contribute to Operating Performance

Board Declares Regular Quarterly Dividend

Springfield Va. (February 17, 2021) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in healthcare communications, today announced operating results for the fourth quarter ended December 31, 2020. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.125 per share, payable on March 30, 2021, to stockholders of record on March 16, 2021.

Key Fourth Quarter and Full Year Operating Highlights:
•Fourth quarter 2020 software revenue of $17.2 million included $9.9 million of maintenance revenue and $7.3 million of operations revenue. This compares to third quarter software revenue of $16.9 million, which included $9.5 million of maintenance revenue and $7.4 million of operations revenue.
•Software bookings in the fourth quarter totaled $16.5 million, compared to $21.4 million in the prior quarter and $21.9 million in the fourth quarter of 2019. Fourth quarter bookings included Spok Go® deals with an aggregate total contract value of $255,000. Fourth quarter software bookings included $7.2 million of operations bookings and $9.3 million of maintenance renewals. At December 31, 2020, the software revenue backlog totaled $50.5 million, compared to the backlog of $50.6 million at December 31, 2019.
•The quarterly rate of paging unit erosion was 1.4% in the fourth quarter of 2020, down from paging unit erosion of 1.9% in the prior quarter. Gross disconnects were down on both a sequential and year-over-year basis.

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•The rate of wireless revenue erosion in the fourth quarter was 2.5%, compared to a revenue erosion rate of 1.2% in the prior quarter. For the full year 2020, the wireless revenue erosion rate was 5.2%, down 130 basis points from the revenue erosion rate of 6.5% in 2019.
•Total paging ARPU (average revenue per unit) in 2020 totaled $7.30, down slightly from ARPU of $7.34 in 2019.
•Operating expenses in 2020 totaled $170.8 million, down from $176.1 million in 2019. Adjusted operating expenses (which excludes goodwill impairment, depreciation, amortization and accretion charges, and includes capitalized software development costs) totaled $148.0 million in 2020, down more than 6% from adjusted operating expenses of $158.0 million in 2019.
•Capital expenses were $3.5 million in 2020, compared to $4.8 million 2019.
•The number of full-time equivalent employees at December 31, 2020 totaled 602, compared to 638 at December 31, 2019.
•Capital paid to stockholders in 2020 aggregated $9.8 million. This came in the form of the Company's regular quarterly dividend.
•The Company’s cash, cash equivalents and short-term investments balance at December 31, 2020, was $78.7 million, up from $77.3 million at December 31, 2019.

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2020 Fourth Quarter and Full Year Results:
Consolidated revenue for the fourth quarter of 2020 under Generally Accepted Accounting Principles (“GAAP”) was $37.5 million compared to $39.5 million in the fourth quarter of 2019. For the year ended December 31, 2020, consolidated revenue totaled $148.2 million, compared to $160.3 million in the prior year.

	For the three months ended			For the year ended
(Dollars in thousands)	December 31, 2020	December 31, 2019	Change (%)	December 31, 2020	December 31, 2019	Change (%)
Wireless revenue
Paging revenue	$19,513	$20,826	(6.3)%	$79,916	$85,067	(6.1)%
Product and other revenue	787	789	(0.3)%	3,677	3,100	18.6%
Total wireless revenue	$20,300	$21,615	(6.1)%	$83,593	$88,167	(5.2)%

Software revenue
Operations revenue	$7,268	$7,783	(6.6)%	$25,996	$31,757	(18.1)%
Maintenance revenue	9,913	10,150	(2.3)%	38,591	40,365	(4.4)%
Total software revenue	17,181	17,933	(4.2)%	64,587	72,122	(10.4)%
Total revenue	$37,481	$39,548	(5.2)%	$148,180	$160,289	(7.6)%

GAAP net loss for the fourth quarter of 2020 was $46.6 million, or a loss of $2.44 per basic share, compared to a net loss of $9.5 million, or a loss of $0.50 per basic share, in the fourth quarter of 2019. Based on the Company's annual assessment of goodwill, largely driven by the Company's stock price in October when the assessment was completed, the 2020 fourth quarter net loss included a non-cash goodwill impairment charge of $25.0 million, which increased the fourth quarter net loss per basic share by $1.31. Additionally, in the fourth quarter, the Company completed a review to assess the recoverability of its deferred income tax assets, which represent tax benefits of future tax deductions. Based on uncertainty created by COVID-19 to project future profitability and growth and the cumulative loss incurred by the Company over the three-year period ended December 31, 2020, Spok recorded a $22.1 million valuation allowance to reduce net deferred income tax assets, which increased the fourth quarter net loss per basic share by $1.16.
GAAP net loss for the for the year ended December 31, 2020, was $44.2 million, or a loss of $2.32 per basic share, compared to a net loss of $10.8 million, or a loss of $0.56 per basic share, in the prior year. As discussed above, the 2020 full year net loss included a non-cash goodwill impairment charge of $25.0 million, which increased the full year net loss per basic share by $1.31, and the valuation allowance for the recoverability of the

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Company's deferred income tax assets, which increased the full year net loss per basic share by an additional $1.16. The Company remains confident in the ultimate market demand for Spok Go despite the non-cash goodwill impairment charge and the valuation allowance on the recoverability of the Company's deferred income tax assets.
In the fourth quarter of 2020, the Company generated $1.4 million of adjusted EBITDA compared to no adjusted EBITDA in the fourth quarter of 2019. For the year ended December 31, 2020, the Company generated $5.7 million of adjusted EBITDA, compared to $5.9 million in the prior year.

	For the three months ended		For the year ended
(Dollars in thousands)	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net loss	$(46,610)	$(9,511)	$(44,225)	$(10,765)
Basic and diluted net loss per common share	$(2.44)	$(0.50)	$(2.32)	$(0.56)
Adjusted EBITDA	$1,362	$(19)	$5,654	$5,932

Management Commentary:
“In most respects, 2020 was the most challenging year in our history from both a management and operational perspective,” said Vincent D. Kelly, president and chief executive officer. “However, in the face of a 100-year global pandemic our team was able to accomplish a lot. Though the spread of the virus impeded the many customer meetings we had set up early in the year to introduce Spok Go, our new cloud-native platform, our team was able to stay focused, delivering five new customer relationships for our new platform in the second half of the year, while building the pipeline into 2021. In the fourth quarter we added three of these Spok Go wins; two with existing customers and one new customer joining the Spok family. We also made significant progress in clinical innovation partner development, while adding hundreds of new features to our platform. And that progress continues into 2021. We continue to believe Spok Go is set to meet significant need in the healthcare marketplace and will create significant value for our shareholders in the coming years. Once again Spok Customers received Top rankings from U.S. News & World report’s annual honor roll. In August Spok solutions achieved SOC 2 Type II Compliance. In September our team completed our tenth annual survey on the State of Healthcare Communications. In October we hosted our very well attended user conference, Connect, highlighting the importance of care team communication amidst COVID-19. And in November for the fourth consecutive year Spok was rated as the #1 Secure Healthcare Communications Platform for the fourth consecutive year by Black Book Research. I am particularly proud of our Spok team and their ability to adapt

Spok.com

and change under challenging circumstances. We broke a five-year record on selling console licenses last year and also provided over 360 remote license seats at no charge so our customer’s operators could be reconfigured to work from home. Our team has already begun converting these to paid seats and we expect that to continue throughout 2021. This momentum gives us confidence as we enter the new year and an eventual resolution to the global pandemic. We expect as the year progresses that our business will continue to pick up each quarter, building momentum and ending the year on a very positive footing.
"In the second half of 2020 we saw a more than 22% increase in software bookings from the first half of the year, as well as continued solid trends in our wireless business. Sustained expense management drove a sharp reduction in full year 2020 operating expenses and adjusted operating expenses from the prior year, even after adding back capitalized software development costs. A big part of those expense savings came from the commitment, support and sacrifices of our employees, who along with the entire leadership team including me, accepted furloughs to contribute to our savings goals. Our software revenue backlog continues at record levels, and we generated nearly $5.7 million of adjusted EBITDA in 2020. We were also able to grow our cash, cash equivalents and short-term investments balance from the prior year-end level, even after capital expenditures and paying our quarterly dividend. We are focused on driving positive free cash flow for 2021, and Spok remains committed to paying our regular quarterly dividend. We believe we will be able to achieve this while continuing to support our Spok Care Connect® platform, and in the near term, investing in innovation and the evolution of our cloud-native and integrated communication platform, Spok Go.
"Finally, continuing our promise to add clinical talent to our team in order to support our customers and facilitate our transition, in late November we announced the appointment of our new Chief Product Officer, Kristen Lalowski. Kristen brings over 20 years of experience in healthcare and healthcare IT, specifically in the areas of nursing, product management and marketing, operations, sales and client services. We believe that Spok provides a critical function that has become even more important in this environment, and the addition of leaders like Kristen to our management team is key to our success. Spok's clinical communications platform provides hospitals with a system of action, delivering reliable communications and clinical information, including clinical test results, to care teams when and where it matters most to improve patient outcomes. We are proud to be leaders in this mission," concluded Kelly.

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Business Outlook:
Michael W. Wallace, chief operating officer and chief financial officer, said, “Expense management and strong financial discipline have always been critical in aligning our expense levels with anticipated near- and long-term demand for our products, and that was especially the case throughout 2020. During the year, operating expenses were down nearly 3% and adjusted operating expenses were down more than 6% from prior year levels, with improvements in all expense categories over that period. Spok’s balance sheet remains strong, as the cash, cash equivalents and short-term investment balance grew to $78.7 million at December 31, 2020.”
Regarding financial guidance for 2021, Wallace said that the Company expects total revenue to range from $132.2 million to $147.2 million. Included in that total, Spok expects software revenue to comprise $58.2 million to $67.2 million. Also, the Company expects adjusted operating expenses to range from $142.7 million to $150.7 million, and capital expenses to range from $2.7 million to $6.7 million.

* * * * * * * * *
2020 Fourth Quarter and Full Year Call and Replay:
Spok plans to host a conference call for investors to discuss its 2020 fourth quarter and full year results at 10:00 a.m. ET on Thursday, February 18, 2021. Dial-in numbers for the call are 1 929-477-0577 or 866-248-8441. The confirmation code for the call is 6764724. A replay of the call will be available from 1:00 p.m. ET on February 18, 2021 until 1:00 p.m. ET on Thursday, March 4, 2021. To listen to the replay, please register at http://tinyurl.com/Spok2020Q4earningsreplay. Please cut and paste this address into your browser, enter the registration information, and you will be given access to the replay.

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Spok.com

About Spok
Spok, Inc., a wholly owned subsidiary of Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Springfield, Virginia, is proud to be a global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Go® and Spok Care Connect® platforms to enhance workflows for clinicians and support administrative compliance. Our customers send over 100 million messages each month through their Spok® solutions. When seconds count and patients' lives are at stake, Spok enables smarter, faster clinical communication. For more information, visit spok.com or follow @spoktweets on Twitter.
Spok is a trademark of Spok Holdings, Inc. Spok Go and Spok Care Connect are trademarks of Spok, Inc.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted operating expenses and adjusted EBITDA. Adjusted operating expenses excludes depreciation, amortization and accretion, goodwill impairment and capitalized software development costs. Adjusted EBITDA represents net income/(loss) before interest income/expense, income tax expense/benefit, depreciation, amortization and accretion expense, goodwill impairment, stock based compensation expense, and capitalized software development costs.
We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Spok's financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures permit us to more thoroughly analyze key financial metrics used to make operational decisions and allow us to assess our core operating results. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies who present similar non-GAAP financial measures. We adjust for certain items because we do not regard these costs as reflective of normal costs related to the ongoing operation of the business in the ordinary course. In general, these items possess one or more of the following characteristics; non-cash expenses, factors outside of our control, items that are non-operational in nature, and unusual items not expected to occur in the normal course of business.
We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

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Safe Harbor Statement under the Private Securities Litigation Reform Act
Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, risks related to the COVID-19 pandemic and its effect on our business and the economy, other economic conditions such as recessionary economic cycles, higher interest rates, inflation and higher levels of unemployment, our ability to effectively develop, introduce and deploy our integrated communications platform and collaboration platform, Spok Go, declining demand for paging products and services, continued demand for our software products and services, our dependence on the U.S. healthcare industry, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, particularly third-party consulting services and research and development costs, future capital needs, competitive pricing pressures, competition from traditional paging services, other wireless communications services and other software providers, many of which are substantially larger and have much greater financial and human capital resources, changes in customer purchasing priorities or capital expenditures, government regulation of our products and services and the healthcare and health insurance industries, reliance upon third-party providers for certain equipment and services, unauthorized breaches or failures in cybersecurity measures adopted by us and/or included in our products and services, the effects of changes in accounting policies or practices, our ability to realize the benefits associated with our deferred tax assets, and future impairments of our long-lived assets, amortizable intangible assets and goodwill, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

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SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended		For the year ended
	12/31/2020	12/31/2019	12/31/2020	12/31/2019
Revenue:
Wireless	$20,300	$21,615	$83,593	$88,167
Software	17,180	17,933	64,587	72,122
Total revenue	37,480	39,548	148,180	160,289
Operating expenses:
Cost of revenue	7,833	8,051	28,542	30,072
Research and development	4,166	7,132	15,828	27,543
Technology operations	7,371	8,083	29,843	31,428
Selling and marketing	5,004	5,891	19,467	23,170
General and administrative	10,046	11,531	43,102	45,787
Depreciation, amortization and accretion	2,503	2,250	9,056	9,249
Goodwill impairment	25,007	8,849	25,007	8,849
Total operating expenses	61,930	51,787	170,845	176,098
% of total revenue	165.2%	130.9%	115.3%	109.9%
Operating loss	(24,450)	(12,239)	(22,665)	(15,809)
% of total revenue	(65.2)%	(30.9)%	(15.3)%	(9.9)%
Interest income	51	350	687	1,651
Other income	95	206	208	735
Loss before income taxes	(24,304)	(11,683)	(21,770)	(13,423)
(Provision for) benefit from income taxes	(22,306)	2,172	(22,455)	2,658
Net loss	$(46,610)	$(9,511)	$(44,225)	$(10,765)
Basic and diluted net loss per common share	$(2.44)	$(0.50)	$(2.32)	$(0.56)
Basic and diluted weighted average common shares outstanding	19,088,329	18,860,020	19,028,918	19,089,402
Cash dividends declared per common share	0.125	0.125	0.50	0.50
Key statistics:
Units in service	885	938	885	938
Average revenue per unit (ARPU)	$7.30	$7.33	$7.30	$7.34
Bookings	$16,528	$21,932	$68,994	$78,341
Backlog	$50,504	$50,553	$50,504	$50,553

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Revenue:
Wireless	$20,300	$20,828	$21,078	$21,386	$21,615	$21,814	$22,127	$22,610
Software	17,180	16,865	14,661	15,881	17,933	17,639	17,398	19,154
Total revenue	37,480	37,693	35,739	37,267	39,548	39,453	39,525	41,764
Operating expenses:
Cost of revenue	7,833	6,544	5,901	8,264	8,051	7,190	7,239	7,592
Research and development	4,166	3,459	2,754	5,449	7,132	7,437	6,807	6,167
Technology operations	7,371	7,357	7,212	7,904	8,083	7,805	7,866	7,674
Selling and marketing	5,004	4,272	3,831	6,361	5,891	5,595	5,574	6,110
General and administrative	10,046	10,994	10,810	11,251	11,531	11,813	11,696	10,747
Depreciation, amortization and accretion	2,503	2,335	2,072	2,146	2,250	2,305	2,335	2,359
Goodwill impairment	25,007	—	—	—	8,849	—	—	—
Total operating expenses	61,930	34,961	32,580	41,375	51,787	42,145	41,517	40,649
% of total revenue	165.2%	92.8%	91.2%	111.0%	130.9%	106.8%	105.0%	97.3%
Operating (loss) income	(24,450)	2,732	3,159	(4,108)	(12,239)	(2,692)	(1,992)	1,115
% of total revenue	(65.2)%	7.2%	8.8%	(11.0)%	(30.9)%	(6.8)%	(5.0)%	2.7%
Interest income	51	127	146	363	350	399	452	449
Other income (expense)	95	151	101	(137)	206	163	602	(236)
(Loss) income before income taxes	(24,304)	3,010	3,406	(3,882)	(11,683)	(2,130)	(938)	1,328
(Provision for) benefit from income taxes	(22,306)	155	353	(657)	2,172	804	268	(586)
Net (loss) income	$(46,610)	$3,165	$3,759	$(4,539)	$(9,511)	$(1,326)	$(670)	$742
Basic net (loss) income per common share	$(2.44)	$0.17	$0.20	$(0.24)	$(0.50)	$(0.07)	$(0.03)	$0.04
Diluted net (loss) income per common share	(2.44)	0.16	0.20	(0.24)	(0.50)	(0.07)	(0.03)	0.04
Basic weighted average common shares outstanding	19,088,329	19,051,502	19,016,853	18,958,716	18,860,020	19,086,811	19,217,866	19,196,970
Diluted weighted average common shares outstanding	19,088,329	19,208,452	19,115,148	18,958,716	18,860,020	19,086,811	19,217,866	19,356,712
Key statistics:
Units in service	885	898	915	926	938	955	977	982
Average revenue per unit (ARPU)	$7.30	$7.34	$7.24	$7.31	$7.33	$7.32	$7.26	$7.32
Bookings	$16,528	$21,414	$15,411	$15,639	$21,932	$20,421	$21,334	$14,654
Backlog	$50,504	$51,708	$48,441	$49,052	$50,553	$42,604	$39,718	$37,392

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(In thousands)

	12/31/2020	12/31/2019

ASSETS

Current assets:
Cash and cash equivalents	$48,729	$47,361
Short term investments	29,995	29,899
Accounts receivable, net	29,934	30,174
Prepaid expenses	8,958	7,517
Other current assets	1,269	2,714
Total current assets	118,885	117,665
Non-current assets:
Property and equipment, net	7,815	8,000
Operating lease right-of-use assets	14,016	16,317
Capitalized software development, net	10,179	—
Goodwill	99,175	124,182
Intangible assets, net	417	2,917
Deferred income tax assets, net	25,826	48,983
Other non-current assets	978	1,808
Total non-current assets	158,406	202,207
Total assets	$277,291	$319,872

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,685	$3,615
Accrued compensation and benefits	14,103	11,680
Deferred revenue	27,686	25,944
Operating lease liabilities	5,264	5,437
Other current liabilities	3,702	4,507
Total current liabilities	57,440	51,183
Non-current liabilities:
Asset retirement obligations	7,289	6,061
Operating lease liabilities	9,456	11,575
Other non-current liabilities	2,493	959
Total non-current liabilities	19,238	18,595
Total liabilities	76,678	69,778
Commitments and contingencies
Stockholders' equity:
Preferred stock	$—	$—
Common stock	2	2
Additional paid-in capital	91,780	86,874
Accumulated other comprehensive loss	(1,452)	(1,601)
Retained earnings	110,283	164,819
Total stockholders' equity	200,613	250,094
Total liabilities and stockholders' equity	$277,291	$319,872

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(Unaudited and in thousands)

	For the year ended
	12/31/2020	12/31/2019
Operating activities:
Net loss	$(44,225)	$(10,765)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	9,056	9,249
Goodwill impairment	25,007	8,849
Valuation allowance	22,108	—
Deferred income tax expense (benefit)	438	(3,253)
Stock based compensation	5,508	3,643
Provisions for doubtful accounts, service credits, and other	1,212	694
Changes in assets and liabilities:
Accounts receivable	(1,588)	964
Prepaid expenses, inventory and other assets	1,445	2,913
Accounts payable, accrued liabilities and other liabilities	4,027	(643)
Deferred revenue	3,175	42
Net cash provided by operating activities	26,163	11,693
Investing activities:
Purchases of property and equipment	(3,455)	(4,837)
Capitalized software development	(11,252)	—
Purchase of short-term investments	(59,864)	(59,385)
Maturity of short-term investments	60,000	34,000
Net cash used in investing activities	(14,571)	(30,222)
Financing activities:
Cash distributions to stockholders	(9,771)	(9,819)
Purchase of common stock (including commissions)	—	(6,575)
Proceeds from issuance of common stock under the Employee Stock Purchase Plan	301	258
Purchase of common stock for tax withholding on vested equity awards	(903)	(1,017)
Net cash used in financing activities	(10,373)	(17,153)
Effect of exchange rate on cash	149	(300)
Net increase (decrease) in cash and cash equivalents	1,368	(35,982)
Cash and cash equivalents, beginning of period	47,361	83,343
Cash and cash equivalents, end of period	$48,729	$47,361
Supplemental disclosure:
Income taxes paid	$1	$901

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED REVENUE
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Revenue
Paging	$19,513	$19,961	$19,990	$20,451	$20,826	$21,212	$21,342	$21,687
Non-paging	$787	$867	$1,088	$935	$789	$602	$785	$923
Total wireless revenue	$20,300	$20,828	$21,078	$21,386	$21,615	$21,814	$22,127	$22,610

License	$1,486	$1,988	$749	$955	$1,711	$2,723	$1,676	$2,840
Services	$4,778	$4,772	$3,812	$4,549	$4,947	$4,202	$4,835	$5,206
Equipment	$961	$554	$601	$725	$1,125	$689	$842	$963
Subscription	$42	$24	$—	$—	$—	$—	$—	$—
Operations revenue	$7,267	$7,338	$5,162	$6,229	$7,783	$7,614	$7,353	$9,009

Maintenance revenue	$9,913	$9,527	$9,499	$9,652	$10,150	$10,025	$10,045	$10,145
Total software revenue	$17,180	$16,865	$14,661	$15,881	$17,933	$17,639	$17,398	$19,154

Total revenue	$37,480	$37,693	$35,739	$37,267	$39,548	$39,453	$39,525	$41,764

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED OPERATING EXPENSES
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Cost of revenue
Payroll and related	$5,447	$4,941	$4,350	$5,785	$5,222	$5,099	$4,749	$4,931
Cost of sales	1,740	1,064	1,098	1,940	2,278	1,567	1,900	2,080
Stock-based compensation	136	148	134	119	42	21	97	107
Other	510	391	319	420	509	503	493	474
Total cost of revenue	7,833	6,544	5,901	8,264	8,051	7,190	7,239	7,592
Research and development
Payroll and related	4,358	4,147	4,115	4,761	5,056	5,083	4,639	4,263
Outside services	2,358	2,113	1,803	1,584	1,742	2,027	1,912	1,745
Capitalized software development	(3,046)	(2,906)	(3,596)	(1,705)	—	—	—	—
Stock-based compensation	246	240	243	236	113	102	84	11
Other	250	(135)	189	573	221	225	172	148
Total research and development	4,166	3,459	2,754	5,449	7,132	7,437	6,807	6,167
Technology operations
Payroll and related	2,467	2,246	2,213	2,712	2,656	2,823	2,662	2,647
Site rent	3,313	3,467	3,399	3,398	3,669	3,269	3,480	3,296
Telecommunications	857	949	961	1,001	1,026	1,016	1,019	996
Stock-based compensation	48	52	47	43	32	30	30	30
Other	686	643	592	750	700	667	675	705
Total technology operations	7,371	7,357	7,212	7,904	8,083	7,805	7,866	7,674
Selling and marketing
Payroll and related	2,912	2,773	2,538	3,583	3,382	3,524	3,329	3,273
Commissions	1,178	1,059	852	1,212	1,158	1,114	1,298	1,424
Stock-based compensation	192	208	194	172	164	137	128	161
Advertising and events	539	151	160	784	1,034	703	656	933
Other	183	81	87	610	153	117	163	319
Total selling and marketing	5,004	4,272	3,831	6,361	5,891	5,595	5,574	6,110
General and administrative
Payroll and related	3,373	3,476	3,355	4,134	3,974	4,220	4,136	4,041
Stock-based compensation	726	968	744	612	770	674	690	219
Facility rent, office, and technology costs	2,412	178	628	43	56	402	(96)	308
Outside services	1,584	2,259	2,276	2,068	1,952	2,369	2,485	2,294
Taxes, licenses and permits	484	2,148	2,043	2,036	2,350	2,004	2,306	1,776
Bad debt	202	994	804	859	1,000	888	863	921
Other	1,265	971	960	1,499	1,429	1,256	1,312	1,188
Total general and administrative	10,046	10,994	10,810	11,251	11,531	11,813	11,696	10,747
Depreciation, amortization and accretion	2,503	2,335	2,072	2,146	2,250	2,305	2,335	2,359
Goodwill impairment	25,007	—	—	—	8,849	—	—	—
Operating expenses	$61,930	$34,961	$32,580	$41,375	$51,787	$42,145	$41,517	$40,649
Capital expenditures	$638	$934	$846	$1,063	$679	$1,378	$1,495	$1,287

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
UNITS IN SERVICE ACTIVITY, MARKET SEGMENT, CHURN
AND AVERAGE REVENUE PER UNIT (ARPU) (a)
(Unaudited and in thousands)

	For the three months ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Paging units in service
Beginning units in service (000's)	898	915	926	938	955	977	982	992
Gross placements	20	25	35	24	22	28	35	27
Gross disconnects	(33)	(42)	(46)	(36)	(39)	(50)	(40)	(37)
Net change	(13)	(17)	(11)	(12)	(17)	(22)	(5)	(10)
Ending units in service	885	898	915	926	938	955	977	982
End of period units in service % of total (b)
Healthcare	83.6%	83.7%	83.6%	82.6%	82.4%	81.7%	81.7%	81.6%
Government	5.3%	5.3%	5.5%	5.4%	5.4%	5.5%	5.6%	5.8%
Large enterprise	4.3%	4.3%	4.4%	5.5%	5.5%	6.1%	5.9%	5.9%
Other(b)	6.8%	6.6%	6.6%	6.5%	6.6%	6.7%	6.8%	6.7%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Account size ending units in service (000's)
1 to 100 units	61	63	65	67	69	72	74	77
101 to 1,000 units	167	167	165	171	173	175	179	186
>1,000 units	657	668	685	688	696	708	724	719
Total	885	898	915	926	938	955	977	982
Account size net loss rate(c)
1 to 100 units	(3.2)%	(2.9)%	(3.1)%	(3.0)%	(3.8)%	(2.1)%	(3.2)%	(2.3)%
101 to 1,000 units	—%	1.5%	(4.2)%	(1.0)%	(1.0)%	(2.4)%	(3.9)%	(2.3)%
>1,000 units	(1.6)%	(2.5)%	(0.4)%	(1.2)%	(1.8)%	(2.2)%	0.7%	(1.1)%
Total	(1.4)%	(1.9)%	(1.3)%	(1.3)%	(1.8)%	(2.2)%	(0.5)%	(1.1)%
Account size ARPU
1 to 100 units	$11.62	$11.80	$11.65	$12.01	$11.99	$11.84	$12.00	$11.90
101 to 1,000 units	8.35	8.37	8.24	8.34	8.31	8.41	8.47	8.35
>1,000 units	6.62	6.67	6.57	6.59	6.62	6.59	6.47	6.57
Total	$7.30	$7.34	$7.24	$7.31	$7.33	$7.32	$7.26	$7.32

(a) Slight variations in totals are due to rounding.
(b) Other includes hospitality, resort and indirect units
(c) Net loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

SPOK HOLDINGS, INC.
RECONCILIATION OF NET (LOSS) INCOME TO EBITDA (a)
(Unaudited and in thousands)

	For the three months ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Reconciliation of net (loss) income to EBITDA:
Net (loss) income	$(46,610)	$3,165	$3,759	$(4,539)	$(9,511)	$(1,326)	$(670)	$742
Add back:
(Benefit from) provision for income taxes	22,306	(155)	(353)	657	(2,172)	(804)	(268)	586
Other expenses (income)	(95)	(151)	(101)	137	(206)	(163)	(602)	236
Interest (income) expenses	(51)	(127)	(146)	(363)	(350)	(399)	(452)	(449)
Operating (loss) income	(24,450)	2,732	3,159	(4,108)	(12,239)	(2,692)	(1,992)	1,115
Depreciation, amortization and accretion	2,503	2,335	2,072	2,146	2,250	2,305	2,335	2,359
EBITDA	$(21,947)	$5,067	$5,231	$(1,962)	$(9,989)	$(387)	$343	$3,474
Capitalized software development costs	(3,046)	(2,906)	(3,596)	(1,705)	—	—	—	—
Stock-based compensation	1,348	1,616	1,362	1,182	1,121	964	1,029	528
Goodwill impairment	25,007	—	—	—	8,849	—	—	—
Adjusted EBITDA	$1,362	$3,777	$2,997	$(2,485)	$(19)	$577	$1,372	$4,002

	For the year ended
Reconciliation of net loss to EBITDA:	12/31/2020	12/31/2019
Net loss	$(44,225)	$(10,765)
Add back:
Provision for (benefit from) income taxes	22,455	(2,658)
Other income	(208)	(735)
Interest income	(687)	(1,651)
Operating loss	(22,665)	(15,809)
Depreciation, amortization and accretion	9,056	9,249
EBITDA	$(13,609)	$(6,560)
Capitalized software development costs	(11,252)	—
Stock-based compensation	5,508	3,643
Goodwill impairment	25,007	8,849
Adjusted EBITDA	$5,654	$5,932
(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
RECONCILIATION OF OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES (a)
(Unaudited and in thousands)

	For the three months ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
(Dollars in thousands)
Operating expenses	$61,930	$34,961	$32,580	$41,375	$51,787	$42,145	$41,517	$40,649
Add back:
Depreciation, amortization and accretion	(2,503)	(2,335)	(2,072)	(2,146)	(2,250)	(2,305)	(2,335)	(2,359)
Goodwill impairment	(25,007)	—	—	—	(8,849)	—	—	—
Capitalized software development costs	3,046	2,906	3,596	1,705	—	—	—	—
Adjusted operating expenses	$37,466	$35,532	$34,104	$40,934	$40,688	$39,840	$39,182	$38,290

	For the year ended
	12/31/2020	12/31/2019
Operating expenses	$170,845	$176,098
Add back:
Depreciation, amortization and accretion	(9,056)	(9,249)
Goodwill impairment	(25,007)	(8,849)
Capitalized software development costs	11,252	—
Adjusted operating expenses	$148,034	$158,000
(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
2021 FINANCIAL GUIDANCE
(Unaudited and in millions)

	Guidance Range
	From	To
Revenues
Wireless	$74.0	$80.0
Software	58.2	67.2
Total Revenues	$132.2	$147.2

Adjusted Operating Expenses (a)	$142.7	$150.7

Capital Expenditures	$2.7	$6.7

RECONCILIATION OF OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES (a)
(Unaudited and in millions)

	Guidance Range
	From	To
Operating expenses	$141.4	$149.4
Add back:
Depreciation, amortization and accretion	(10.2)	(10.2)
Goodwill impairment	—	—
Capitalized software development costs	11.5	11.5
Adjusted operating expenses	$142.7	$150.7

(a) Adjusted operating expenses exclude depreciation, amortization and accretion, goodwill impairment and capitalized software development costs.